Crystal Clean®

HCCI

HERITAGE-CRYSTAL CLEAN, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

CUSIP 42726M 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 PER SHARE OF THE COMMON STOCK OF

HERITAGE-CRYSTAL CLEAN, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal and the facsimile signatures of the Corporation's duly authorized officers.

Dated:

HERITAGE-CRYSTAL CLEAN, INC. INCORPORATED SEAL DELAWARE

VICE PRESIDENT BUSINESS MANAGEMENT, CFO, SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE